Exhibit 99.1

[LOGO] GOAMERICA(R)

CONTACTS:

GoAmerica
Laura Kowalcyk
Cubitt Jacobs & Prosek
lkowalcyk@cjpcom.com
212-279-3115 x209

                GOAMERICA(R) FILES PRELIMINARY PROXY STATEMENT IN
              CONNECTION WITH PROPOSED TRANSACTIONS; GOAMERICA(R)
              ANNOUNCES PRELIMINARY THIRD QUARTER OPERATING RESULTS

HACKENSACK, N.J., October 11, 2007 - GoAmerica, Inc. (NASDAQ: GOAM), a provider of communications services for people who are deaf, hard-of-hearing, or speech-disabled, today announced the filing of a preliminary proxy statement with the Securities and Exchange Commission ("SEC") associated with the Company's previously announced pending acquisitions.

The preliminary proxy statement, which may be subject to SEC review prior to distribution to GoAmerica's stockholders, includes several items for stockholder consideration, including the main proposals to approve:

      1) GoAmerica's acquisition of Verizon's Telecommunications Relay Services division ("TRS") as previously announced on August 1, 2007; and
      2) GoAmerica's merger with Hands On Video Relay Services, Inc. ("Hands On") as previously announced on September 12, 2007.

GoAmerica will utilize committed financing to be provided by funds managed by Clearlake Capital Partners, LLC for such transactions. The TRS and Hands On transactions will result in a change of control of GoAmerica, as more fully described in the preliminary proxy statement.

GoAmerica expects to report third quarter revenues in its upcoming third quarter Form 10-Q filing (which will be made in November 2007) of approximately $4.7 to
4.8 million and a net loss of approximately $800,000 to $900,000. The Company has also renegotiated elements of its call center outsourcing agreement with Stellar Nordia LLC which are expected to significantly improve the text relay cost structure of the GoAmerica business and for the combined businesses if the proposed transactions are consummated. GoAmerica should begin realizing these improvements in the fourth quarter of 2007.

As described in the preliminary proxy filing, the acquisition of Verizon's TRS division is subject to the receipt of regulatory approvals, and both the TRS and Hands On

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transactions  are  subject  to  the  receipt  of  the  approval  of  GoAmerica's stockholders and other customary conditions, but are not subject to a separate financing contingency. The Hands On merger is conditioned on consummation of the acquisition of Verizon's TRS division.

About Telecommunications Relay Services
Telecommunications Relay Services ("telerelay services"), created by Title IV of the Americans with Disabilities Act of 1990 ("ADA"), enables an individual with a hearing or speech disability to communicate by telephone or other device through the telephone system with a person without such a disability through a communications assistant ("CA") at a relay center.

Internet-based telerelay services are delivered in both text- and video-based forms. Text services, often called "IP relay", enable deaf or hard of hearing callers to use a Web-connected computer or wireless handheld device to place calls, which are connected to a relay operator. The CA calls the voice number and then verbally speaks the text message typed by the deaf caller to the hearing recipient and types the hearing party's responses back to the deaf party.

Using video relay services ("VRS"), a deaf caller begins a call by communicating directly with a sign language interpreter over a live video connection, either on a webcam-equipped PC or a set-top videophone; the interpreter places the call on the deaf person's behalf, and translates the sign language into audible speech for the hearing person, and back into sign language for the deaf caller. This real-time call enables a deaf person to have phone conversations with hearing friends, family, and colleagues more naturally using sign language.

Telerelay service providers, such as GoAmerica, receive reimbursement either directly from state contracts, or from a pool of funds, collected from telephone carriers by the Federal Communications Commission ("FCC") and administered by the National Exchange Carriers Association ("NECA"), based on the number of conversation minutes handled by each provider.

About Hands On Video Relay Services, Inc.
Hands On is a recognized leader in VRS throughout the country and is the second largest VRS provider in the nation. Hands On has been serving the needs of the deaf and hard-of- hearing community since 1992 when it first established Hands On Sign Language Services, Inc., a community based sign language services agency. Hands On is committed to removing communication barriers for deaf and hard-of-hearing individuals while providing quality services they can rely on. Hands On is a linguistically diverse company that employs both deaf/hard-of-hearing and hearing employees.

About GoAmerica
GoAmerica provides a wide range of wireless and relay communications services, customized for people who are deaf, hard-of-hearing, or speech-disabled. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on GoAmerica or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet Relay by visiting http://www.i711.com.

About Clearlake Capital Group
Clearlake  Capital  Partners is a private  investment firm  integrating  private equity, leveraged finance, and special situations in both private and public market opportunities. Clearlake seeks to partner with world-class management teams to invest in businesses going through change or expansion with patient long-term capital. The firm has a flexible mandate to invest across the capital structure in corporate divestitures, recapitalizations, restructurings, going private buyouts and minority equity investments. Clearlake's founding principals, Steven Chang, Behdad Eghbali and Jose Feliciano, have led over 30 investments totaling more than $3 billion of capital in sectors including business services, communications and media, energy and power, healthcare, manufacturing, retail/consumer and technology.

Safe Harbor
The statements contained in this news release that are not based on historical fact -- including statements regarding the anticipated results and effects of the pending acquisitions and the preliminary third quarter and last twelve months operating results -- constitute "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", the "GoAmerica" logo, "i711", and the "i711.com" logo, and "Relay and Beyond" are registered trademarks of GoAmerica. "i711.com" and "i711 Wireless" are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

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In  connection  with the proposed  acquisition  of the assets of  Verizon's  TRS division, the proposed acquisition of Hands On and the proposed equity financings described herein, GoAmerica has filed a preliminary proxy statement
with  the  Securities  and  Exchange  Commission  (the  "SEC").   INVESTORS  AND
STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. GoAmerica's stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or by telephone to (201) 996-1717.

GoAmerica and its directors and officers may be deemed to be participants in the solicitation of proxies from GoAmerica's stockholders with respect to the proposed transactions. Information about GoAmerica's directors and officers and their ownership of GoAmerica common stock is set forth in the GoAmerica proxy statements and Annual Reports on Form 10-K and 10-K/A, previously filed with the SEC, and is set forth in the proxy statement relating to the proposed transactions.

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